                                                          CONTACT: MARC ROWLAND,
                                                         CHIEF FINANCIAL OFFICER
                                                                  (405) 879-9232

FOR IMMEDIATE RELEASE                             TOM PRICE, JR.,VICE PRESIDENT-
JULY 28, 1999                                              CORPORATE DEVELOPMENT
                                                                  (405) 879-9257

                  CHESAPEAKE ENERGY CORPORATION REPORTS STRONG
                   SECOND QUARTER AND FIRST HALF 1999 RESULTS

        COMPANY POSTS NET INCOME OF $8 MILLION, CASH FLOW OF $35 MILLION AND EBITDDA OF $55 MILLION ON REVENUE OF $81 MILLION FOR QUARTER

OKLAHOMA CITY, OKLAHOMA, JULY 28, 1999 - Chesapeake Energy Corporation (NYSE:
CHK) today reported its second quarter and first half 1999 financial and operating results. For the quarter, Chesapeake generated net income of $8.1 million ($0.04 per common share after accrued preferred dividends), cash flow from operations of $34.7 million ($0.34 per common share), Ebitdda (cash flow from operations plus interest expense) of $54.9 million and revenue of $80.9 million on 33.6 billion cubic feet of natural gas equivalent (bcfe) production. Average prices realized during the quarter were $16.01 per barrel of oil and $1.88 per mcf of natural gas for a gas equivalent price of $2.03 per mcfe.

By comparison, during the second quarter of 1998 Chesapeake generated a net loss before extraordinary items of $234.7 million ($2.29 per common share), cash flow from operations of $37.1 million ($0.35 per common share), Ebitdda of $55.7 million and revenue of $109.3 million on production of 37.2 bcfe and a realized gas equivalent price of $2.03 per mcfe.

The table below summarizes Chesapeake's key statistics during the quarter and compares them to the first quarter of 1999 and the second quarter of 1998:

                                                                           Three Months Ended
                                                        ---------------------------------------------------------
                                                             6/30/99             3/31/99            6/30/98
                                                             -------             -------            -------

      Average daily production (in mmcfe)                       369                370                409
      Natural gas production (in bcf)                          27.0               25.7               26.3
      Average gas sales price ($/mcf)                          1.88               1.48               1.99
      Oil production (in mbbls)                               1,089              1,273              1,822
      Average oil sales price ($/bbl)                         16.01              10.92              12.85
      Natural gas equivalent production (in bcfe)              33.6               33.3               37.2
      Gas equivalent sales price ($/mcfe)                      2.03               1.56               2.03
      Gas as % of total production                               81                 77                 71
      General and administrative costs ($/mcfe)                0.10               0.12               0.14
      Production taxes and lease expenses ($/mcfe)             0.41               0.48               0.46
      Interest expense ($/mcfe)                                0.60               0.60               0.50
      Depletion of oil and gas properties ($/mcfe)             0.72               0.70               1.18
      Cash flow from operations ($ in millions)                34.7               13.4               37.1
      Cash flow from operations ($/mcfe)                       1.03               0.40               1.00
      Ebitdda  ($ in millions)                                 54.9               33.3               55.7
      Net income ($ in millions)                                8.1              (12.0)            (248.1)
      Total cash costs (LOE, G&A, interest) ($/mcfe)           1.11               1.20               1.10

                      BUDGET INFORMATION AND 1999 FORECASTS

Because of Chesapeake's large inventory of attractive drilling opportunities, lower service industry costs, and higher oil and gas prices, Chesapeake has increased its 1999 drilling budget to $120 million from $90 million. As before, the company anticipates funding its 1999 drilling cap-ex from cash on hand and cash flow from operations.

Chesapeake's current 1999 budget forecast assumes a realized gas equivalent price of $2.06 per mcfe. This is based on average 1999 NYMEX prices of $16.75 per barrel and $2.23 per mcf and average differentials to NYMEX prices of $1.75 per barrel and $0.30 per mcf, production of 125 bcfe (80% natural gas), lease operating expenses (including production taxes) of $0.47 per mcfe, interest costs of $0.65 per mcfe, and general and administrative costs of $0.12 per mcfe.

Using current NYMEX strip prices, Chesapeake's estimated second half 1999 average revenue realization would be $2.50 per mcfe, including differentials to NYMEX prices that are currently being realized of $1.25 per barrel and $0.25 per mcf. At these prices, the company's earnings, cash flow, and Ebitdda during the second quarter would have increased by approximately $15 million.

               RESERVE REPLACEMENT RESULTS, HEDGING AND LIQUIDITY

During the first half of 1999, Chesapeake produced 66.9 bcfe and replaced this production through the drillbit by approximately 140% at an estimated finding cost of $0.75 per mcfe. The company's successful, lower risk drilling program during the first half of 1999 increased Chesapeake's estimated proved reserves to 1,125 bcfe, while also increasing the proved developed component of its reserves to 82% by value and 75% by volume, increases from 80% and 70%, respectively, at year-end 1998.

Chesapeake has hedged approximately 90% of its forecasted oil production for the next 12 months in collar transactions with an average floor of $17.75 and an average ceiling price of $20.25 per barrel. The company is beginning to hedge a portion of its gas production for April - October 2000.

Chesapeake's liquidity also improved during the quarter. At June 30, 1999, the company's cash balances were $28 million and working capital was $16 million, a $60 million improvement from March 31, 1999.

              DIVESTITURE OF LOW VALUE PROPERTIES LARGELY COMPLETED

Although Chesapeake's operating costs have traditionally been among the lowest in the industry, they improved 15% in the second quarter of 1999 compared to the first quarter, largely from high-grading the company's asset portfolio.

Since late 1998 and through the second quarter of 1999, Chesapeake has generated $55 million from its non-core asset sales program. During August 1999, the company expects to receive an additional $35 million from three scheduled non-core asset sales, which will largely conclude the company's asset rationalization program. Through this program, Chesapeake will have reduced its property count by 43% from approximately 7,000 wellbores to 4,000 wellbores while selling only 6% of the company's 1998 year-end proved reserves.

                               OPERATIONAL UPDATE

Despite the difficult financial environment of the first half of 1999, Chesapeake remained active in all of its core operating areas. Highlights to date include the following:

Mid-Continent. The location of 60% of Chesapeake's proved reserves, the gas-oriented, long reserve life Mid-Continent continues as the focus of the company's drilling and acquisition efforts. During the first half of 1999, Chesapeake drilled 39 gross wells (34 net) and completed 90% of them as producers. In addition, Chesapeake participated in 21 gross wells (four net) drilled by others, of which 100% were also completed as producers. During 1999, the company has been the most active driller in the Mid-Continent and has seven rigs currently drilling. The Mid-Continent accounted for $24 million of the company's capital expenditures for the first half of 1999 and is budgeted for $34 million in the second half.

Gulf Coast. Accounting for 14% of the company's proved reserves, the Gulf Coast is the focus of virtually all of Chesapeake's exploratory and semi-exploratory drilling. Comprised of semi-exploratory drilling in the Texas Austin Chalk (particularly around the Brenham area in Washington County) and 3-D based exploratory drilling in the Tuscaloosa Trend in Louisiana and in the Wharton County Wilcox/Yegua play in Texas, the Gulf Coast accounted for $24 million of Chesapeake's first half drilling expenditures and is budgeted for $9 million in the second half.

During the first half, the company drilled two gross (one net) Texas Austin Chalk wells, one net Tuscaloosa well and no dry holes. During the second half, Chesapeake plans to drill three Texas Austin Chalk wells and two Wharton County wells, a 19,000' Wilcox test and a 10,000' Yegua test.

Canada. Chesapeake's assets in Canada are all located in the Helmet gas field of northeastern British Columbia and represent 17% of the company's proved reserves. During the 1999 winter drilling season (December 98 - March 99), the company expended $16 million to drill 16 gross (nine net) wells, of which 94% were successfully completed as producers. During the 2000 winter drilling season, the company anticipates spending $15 million to drill 16 gross (nine net) wells. Virtually all wells in Helmet target the Jean Marie formation, located at a depth of approximately 4,000'. Chesapeake is the largest producer in the field.

                               MANAGEMENT SUMMARY

Chesapeake's Chief Executive Officer, Aubrey K. McClendon, commented, "We are particularly encouraged by our second quarter performance. Chesapeake's gas production increased despite production losses from asset sales, lease operating expenses declined by 15%, our depreciation rate remains among the lowest in the industry, our drilling operations and asset rationalization program are adding value, and most importantly, we were profitable for the first time in the past eight quarters.

With natural gas storage below levels of the previous year for the first time in 30 months, gas deliverability declining by approximately three bcf per day, gas consumption increasing by one bcf per day and record electrical demand requiring the need for increased power generation, we are optimistic about the continued attractiveness of the natural gas industry. Because of Chesapeake's 87% natural gas reserve concentration, the company's asset value, cash flow and earnings have significant leverage to improving natural gas prices. In fact, for each $0.10 increase in natural gas prices, Chesapeake's annual earnings and cash flow increase by approximately $0.10 per share and net asset value increases by approximately $0.50 per share. We have built a strong natural gas foundation which should provide continuing improvements in the company's performance during the upcoming quarters and deliver significant increases in shareholder value."

                           MANAGEMENT CONFERENCE CALL

Chesapeake's management will host a teleconference this afternoon, Wednesday, July 28 at 4:30 P.M. EDT to review the 1999 second quarter's results. Please call 913-981-5509 between 4:15 and 4:30 pm EDT today if you would like to participate. Participation will be limited to the first 250 callers. For those unable to participate, a replay of the call will be available from 7:30 p.m. Wednesday, July 28 through Thursday, August 12. Access to the replay will be available by dialing 719-457-0820 and using passcode #722696.

In addition, you may listen to a replay of the conference call over the Internet by visiting our home page at www.chesapeake-energy.com and clicking on the link under Shareholder Information or by going directly to Vcall at http://www.vcall.com.

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Chesapeake Energy Corporation's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's documents and reports that are available from the United States Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 1998 and the report filed on Form 10-Q for the quarter ended March 31, 1999.

Chesapeake Energy Corporation is an independent natural gas producer headquartered in Oklahoma City. The company's operations are focused on developmental drilling and property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chesapeake-energy.com.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


THREE MONTHS ENDED:                                                         JUNE 30, 1999              JUNE 30, 1998
-------------------                                                         -------------              -------------
                                                                          $           $/MCFE           $            $/MCFE
                                                                      --------      ----------      --------      ----------
REVENUES:
   Oil and gas sales                                                    68,272            2.03        75,639            2.03
   Oil and gas marketing sales                                          12,620            0.38        33,671            0.90
                                                                      --------      ----------      --------      ----------
     Total revenues                                                     80,892            2.41       109,310            2.93
                                                                      --------      ----------      --------      ----------
OPERATING COSTS:
   Production expenses                                                  11,183            0.33        14,673            0.39
   Production taxes                                                      2,798            0.08         2,621            0.07
   Oil and gas marketing expenses                                       11,673            0.35        33,705            0.91
   Depreciation, depletion, and amortization
     of oil and gas properties                                          24,233            0.72        43,900            1.18
   Depreciation and amortization of other assets                         1,972            0.06         1,922            0.05
   General and administrative                                            3,268            0.10         5,134            0.14
   Impairment of oil and gas properties                                   --              --         216,000            5.80
   Impairment of other assets                                             --              --          10,000            0.27
                                                                      --------      ----------      --------      ----------
     Total operating costs                                              55,127            1.64       327,955            8.81
                                                                      --------      ----------      --------      ----------

INCOME (LOSS) FROM OPERATIONS:                                          25,765            0.77      (218,645)          (5.88)
                                                                      --------      ----------      --------      ----------

OTHER INCOME (EXPENSE):
   Interest and other income                                             2,967            0.09         2,571            0.07
   Interest expense                                                    (20,259)          (0.60)      (18,665)          (0.50)
                                                                      --------      ----------      --------      ----------
                                                                       (17,292)          (0.51)      (16,094)          (0.43)
                                                                      --------      ----------      --------      ----------

INCOME (LOSS) BEFORE INCOME TAXES                                        8,473            0.26      (234,739)          (6.31)
INCOME TAX EXPENSE                                                         326            0.01          --              --
                                                                      --------      ----------      --------      ----------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                  8,147            0.25      (234,739)          (6.31)

EXTRAORDINARY ITEM:
   Loss on early extinguishment of debt, net of
   applicable income tax                                                  --              --         (13,334)          (0.35)
                                                                      --------      ----------      --------      ----------

NET INCOME (LOSS)                                                        8,147            0.25      (248,073)          (6.66)

PREFERRED STOCK DIVIDENDS                                               (4,026)          (0.12)       (4,025)          (0.11)
                                                                      --------      ----------      --------      ----------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                       4,121            0.13      (252,098)          (6.77)
                                                                      --------      ----------      --------      ----------

EARNINGS (LOSS) PER COMMON SHARE (BASIC AND ASSUMING
DILUTION)
   Income (Loss) before extraordinary item                                0.04            --           (2.29)           --
   Extraordinary item                                                     --              --           (0.12)           --
                                                                      --------      ----------      --------      ----------
   Net Income (Loss)                                                      0.04            --           (2.41)           --
                                                                      --------      ----------      --------      ----------

AVERAGE COMMON SHARES AND COMMON
EQUIVALENT SHARES OUTSTANDING
     BASIC                                                              97,049            --         104,462            --
     DILUTED                                                           101,450            --         104,462            --
                                                                      --------      ----------      --------      ----------

CASH FLOW FROM OPERATIONS (1)                                           34,678            1.03        37,083            1.00
                                                                      --------      ----------      --------      ----------

EBITDDA (2)                                                             54,937            1.64        55,748            1.50
                                                                      --------      ----------      --------      ----------

THOUSANDS OF BARRELS OF OIL (MBBL):                                      1,089                         1,822
MILLIONS OF CUBIC FEET OF GAS (MMCF):                                   27,032                        26,299
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (MMCFE):                      33,566                        37,231
MMCFE PER DAY                                                              369                           409

AVERAGE PRICE/BARREL                                                  $  16.01                      $  12.85
AVERAGE PRICE/MCF                                                     $   1.88                      $   1.99
AVERAGE GAS EQUIVALENT PRICE/MCFE                                     $   2.03                      $   2.03
                                                                      --------                      --------

(1) Income before income tax, depreciation, depletion and amortization, impairment of oil and gas properties and impairment of other assets.

(2) Income before income tax, interest expense, depreciation, depletion and amortization, impairment of oil and gas properties and impairment of other assets.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

SIX MONTHS ENDED:                                                    JUNE 30, 1999                  JUNE 30, 1998
-----------------                                                    -------------                  -------------
                                                                    $            $/MCFE           $            $/MCFE
                                                                 --------      ----------      --------      ----------

REVENUES:
   Oil and gas sales                                              120,078            1.80       125,880            2.09
   Oil and gas marketing sales                                     26,491            0.40        60,195            1.00
                                                                 --------      ----------      --------      ----------
     Total revenues                                               146,569            2.20       186,075            3.09
                                                                 --------      ----------      --------      ----------
OPERATING COSTS:
   Production expenses                                             25,175            0.38        22,567            0.37
   Production taxes                                                 4,788            0.07         4,165            0.07
   Oil and gas marketing expenses                                  24,958            0.37        59,966            1.00
   Depreciation, depletion, and amortization
     of oil and gas properties                                     47,386            0.71        75,242            1.25
   Depreciation and amortization of other assets                    4,138            0.06         3,302            0.05
   General and administrative                                       7,292            0.11         9,514            0.16
   Impairment of oil and gas properties                              --              --         466,000            7.74
   Impairment of other assets                                        --              --          10,000            0.17
                                                                 --------      ----------      --------      ----------
     Total operating costs                                        113,737            1.70       650,756           10.81
                                                                 --------      ----------      --------      ----------

INCOME (LOSS) FROM OPERATIONS:                                     32,832            0.50      (464,681)          (7.72)
                                                                 --------      ----------      --------      ----------

OTHER INCOME (EXPENSE)
   Interest and other income                                        3,840            0.06         2,795            0.05
   Interest expense                                               (40,149)          (0.60)      (29,353)          (0.49)
                                                                 --------      ----------      --------      ----------
                                                                  (36,309)          (0.54)      (26,558)          (0.44)
                                                                 --------      ----------      --------      ----------

INCOME (LOSS) BEFORE INCOME TAXES                                  (3,477)          (0.04)     (491,239)          (8.16)
INCOME TAX EXPENSE                                                    326            0.00          --              --
                                                                 --------      ----------      --------      ----------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                            (3,803)          (0.04)     (491,239)          (8.16)

EXTRAORDINARY ITEM:
   Loss on early extinguishment of debt, net of
   Applicable income tax                                             --              --         (13,334)          (0.22)
                                                                 --------      ----------      --------      ----------

NET INCOME (LOSS)                                                  (3,803)          (0.04)     (504,573)          (8.38)

PREFERRED STOCK DIVIDENDS                                          (8,052)          (0.14)       (4,025)          (0.07)
                                                                 --------      ----------      --------      ----------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                (11,855)          (0.18)     (508,598)          (8.45)
                                                                 --------      ----------      --------      ----------

EARNINGS (LOSS) PER COMMON SHARE (BASIC AND ASSUMING
DILUTION)
   Income (Loss) before extraordinary item                          (0.12)           --           (5.35)           --
   Extraordinary item                                                --              --           (0.15)           --
                                                                 --------      ----------      --------      ----------
   Net Income (Loss)                                                (0.12)           --           (5.50)           --
                                                                 --------      ----------      --------      ----------

AVERAGE COMMON SHARES AND COMMON
EQUIVALENT SHARES OUTSTANDING
     BASIC                                                         97,049            --          92,504            --
     DILUTED                                                       99,725            --          92,504            --
                                                                 --------      ----------      --------      ----------

CASH FLOW FROM OPERATIONS (1)                                      48,047            0.72        63,305            1.05
                                                                 --------      ----------      --------      ----------

EBITDDA (2)                                                        88,196            1.32        92,658            1.54
                                                                 --------      ----------      --------      ----------

THOUSANDS OF BARRELS OF OIL (MBBL):                                 2,362                         2,998
MILLIONS OF CUBIC FEET OF GAS (MMCF):                              52,706                        42,206
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (MMCFE):                 66,878                        60,194
MMCFE PER DAY                                                         370                           333

AVERAGE PRICE/BARREL                                             $  13.27                      $  13.63
AVERAGE PRICE/MCF                                                $   1.68                      $   2.01
AVERAGE GAS EQUIVALENT PRICE/MCFE                                $   1.80                      $   2.09
                                                                 --------                      --------

(1) Income before income tax, depreciation, depletion and amortization, impairment of oil and gas properties and impairment of other assets.

(2) Income before income tax, interest expense, depreciation, depletion and amortization, impairment of oil and gas properties and impairment of other assets.